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                      DIODES INCORPORATED AND SUBSIDIARIES

                                  EXHIBIT - 11

                       COMPUTATION OF EARNINGS PER SHARE


                                                          THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                             SEPTEMBER 30,                           SEPTEMBER 30,
                                                          ------------------                       -----------------
                                                          1996              1995                 1996               1995
                                                          ----              ----                 ----               ----
PRIMARY
    Weighted average number of common
      shares outstanding                                4,958,679          4,949,050            4,958,652          4,855,058
    Assumed exercise of stock options                     276,500            327,077              432,214            350,984
                                                       ----------         ----------           ----------         ----------
                                                        5,235,179          5,276,127            5,390,866          5,206,042
    Net income                                        $   755,000         $1,261,000           $2,158,000         $3,366,000
                                                      ===========         ==========           ==========         ==========
Primary earnings per share                            $      0.14         $     0.24           $     0.40         $     0.65
                                                      ===========         ==========           ==========         ==========

FULLY-DILUTED
    Weighted average number of common
      shares outstanding                                4,958,679          4,949,050            4,958,652          4,855,058
    Assumed exercise of stock options                     334,687            327,077              432,214            400,566
                                                       ----------         ----------           ----------         ----------
                                                        5,293,366          5,276,127            5,390,866          5,255,624

    Net income                                        $   755,000         $1,261,000           $2,158,000         $3,366,000
                                                      ===========         ==========           ==========         ==========

Fully-diluted earnings per share                      $      0.14         $     0.24           $     0.40         $     0.64
                                                      ===========         ==========           ==========         ==========





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